EXHIBIT 10.19

MB FINANCIAL, INC.

AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

DIRECTOR GRANT PURSUANT TO SECTION 4.3

RS-M  NO. _______

Shares of Restricted Stock are hereby awarded on ____________ by MB Financial, Inc., a Maryland corporation (the “Company”), to ______________ (the "Grantee"), in accordance with the following terms and conditions.

1.           Share Award.  The Company hereby awards to the Grantee ________ shares (the "Shares") of the common stock, par value $.01 per share (“Common Stock”), of the Company, pursuant to Section 4.3 of the MB Financial, Inc. Amended and Restated Omnibus Incentive Plan (as the same may from time to time be amended, the "Plan"), and upon the terms and conditions and subject to the restrictions set forth in the Plan and hereinafter set forth.  A copy of the Plan, as currently in effect, is incorporated herein by reference and either is attached hereto or has been delivered previously to the Grantee.  Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Plan.

2.           Restrictions on Transfer and Restricted Period.  Except as otherwise provided in Sections 3 or 8 of this Agreement, during the period commencing on ____________ and terminating on _______________ (the "Restricted Period"), the Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the Grantee, except in the event of the death of the Grantee, by will or the laws of descent and distribution, or, during the lifetime of the Grantee, pursuant to a Qualified Domestic Relations Order or by gift to any member of the Grantee’s immediate family or to a trust for the benefit of one or more of such immediate family members.  For purposes of this Section 2, the Grantee’s “immediate family” shall mean the Grantee’s spouse, children and grandchildren.  The lapsing of the restrictions described above is sometimes referred to in this Agreement as “vesting.”

Provided the Grantee is then serving as a director or an employee of the Company or any Subsidiary and subject to Sections 3 and 8 of this Agreement, the Shares will vest in full on __________.

3.           Termination of Service.  If the Grantee’s employment or service is terminated for any reason (other than death or Disability ) prior to the vesting of the Shares, then the Shares shall upon such termination be forfeited and returned to the Company; provided, however, that the Committee, in its sole discretion, may, in the event of a termination of employment or service for a reason other than death, Disability or Cause, provide for the lapsing of such restrictions upon such terms and provisions as it deems proper.  If the Grantee’s employment or service is terminated by reason of death or Disability, the Shares, if not theretofore vested, shall vest in full on the date of termination.

        4.           Certificates for the Shares.  The Company shall issue a certificate in respect of the Shares in the name of the Grantee, and shall hold such certificate on deposit for the account of the Grantee with respect to the Shares represented thereby until such time as the Shares vest.  Such certificate shall bear the following (or a similar) legend:

"The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the MB Financial, Inc. Amended and Restated Omnibus Incentive Plan and in a Restricted Stock agreement dated _____________.  A copy of the Plan and such Restricted Stock agreement may be obtained from the Chief Financial Officer of MB Financial, Inc.”

The Grantee further agrees that simultaneously with his/her execution of this Agreement, he/she shall execute a stock power endorsed in blank in favor of the Company with respect to the Shares and he/she shall promptly deliver such stock power to the Company.

5.           Grantee's Rights.  Except as otherwise provided herein, the Grantee, as owner of the Shares, shall have all rights of a stockholder, including, but not limited to, the right to receive all dividends paid on the Shares and the right to vote the Shares.  If any such dividends or distributions are paid in shares of Common Stock, such shares of Common Stock shall be subject to the same restrictions on transferability and forfeitability as the Shares with respect to which they were paid.

6.           Vesting.  Upon the vesting of the Shares, the Company shall deliver to the Grantee (or, in the event of a transfer of Shares permitted by Section 2 of this Agreement, the person to whom the transferred Shares are so transferred) the certificate in respect of such vested Shares and the related stock power held by the Company pursuant to Section 4 above.  The Shares which shall have vested shall be free of the restrictions referred to in Section 2 above and the certificate relating to such vested Shares shall not bear the legend provided for in Section 4 above.

7.           Adjustments for Changes in Capitalization of the Company.  In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split up, share combination or other change in the corporate structure of the Company affecting the shares of the Company’s Common Stock, such adjustment shall be made in the number and class of shares subject to this Agreement as shall be determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights, provided that the number of shares covered by this Agreement shall always be a whole number.

8.           Effect of Change in Control.  In the event of a Change in Control, the Shares, if not theretofore vested or forfeited, shall vest in full as of the date of such Change in Control.

9.           Delivery and Registration of Shares of Common Stock.  The Company's obligation to deliver the Shares hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Grantee or any other person to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other Federal, state or local securities regulation.  It may be provided that any representation requirement shall become inoperative upon a registration of such shares or other action eliminating the necessity of such representation under such Securities Act or other securities regulation.  The Company shall not be required to deliver any shares of Common Stock under the Plan prior to (i) the admission of such shares to listing on any stock exchange or automated quotation system on which the shares of Common Stock may then be listed or quoted, and (ii) the completion of such registration or other qualification of such shares under any state or Federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

        10.           Plan and Plan Interpretations as Controlling.  The Shares awarded hereby and the terms and conditions set forth herein are subject in all respects to the terms and conditions of the Plan, which are controlling.  All determinations and interpretations of the Committee shall be binding and conclusive upon the Grantee and all other interested parties with regard to any questions arising hereunder or under the Plan.

11.           Grantee Service.  Nothing in this Agreement shall limit the right of the Company or any Subsidiary to terminate the Grantee's service as a director, officer or employee, or otherwise impose upon the Company or any Subsidiary any obligation to employ or accept the services of the Grantee.

12.           Withholding Tax. Upon the vesting of the Shares (or at any such earlier time, if any, that an election is made by the Grantee under Section 83(b) of the Code, or any successor provision thereto), the Company may withhold from any payment or distribution made under the Plan sufficient Shares to cover any applicable withholding and employment taxes.  The Company shall have the right to deduct from all dividends paid with respect to Shares the amount of any taxes which the Company is required to withhold with respect to such dividend payments.

13.           Grantee Acceptance.  The Grantee shall signify his/her acceptance of the terms and conditions of this Agreement by signing in the space provided below and signing the attached stock power and returning a signed copy hereof and of the attached stock power to the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

MB FINANCIAL, INC.

Jill E. York
Vice President and Chief Financial Officer

                                                                ACCEPTED:

                                                      _______________________________
                                 Name of Grantee:

                                                                          _______________________________
                         (Street Address)

                                                             _______________________________
                      (City, State and Zip Code)

STOCK POWER

For value received, I hereby sell, assign, and transfer to MB Financial, Inc. (the "Company") ______ shares of the common stock of the Company, standing in my name on the books and records of the Company, represented by Certificate No.  , and do hereby irrevocably constitute and appoint the Secretary of the Company attorney, with full power of substitution, to transfer this stock on the books and records of the Company.

Name of Grantee:

Dated:

In the presence of: